As filed with the U.S. Securities and Exchange Commission on September 2, 2026.

Registration Statement No. 333-[_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GCL GLOBAL HOLDINGS LTD
(Exact name of Registrant as specified in its charter)

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

29 Tai Seng Avenue #02-01

Natural Cool Lifestyle Hub

Singapore 534119

Tel: +65 80427330

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

 Jane K. P. Tam, Esq.

Loeb & Loeb LLP

901 New York Avenue, N.W.

Washington, D.C. 20001

Tel: (202) 618-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2026

PRELIMINARY PROSPECTUS

UP TO 2,201,665 ORDINARY SHARES

GCL GLOBAL HOLDINGS LTD

This prospectus relates to the resale from time to time by the selling shareholders named in this prospectus under the section entitled “Selling Shareholders” (the “Selling Shareholders”) of up to 2,201,665 ordinary shares, par value $0.0001 per share (the “Resale Shares”) of GCL Global Holdings Ltd, a Cayman Islands exempted company (the “Company,” “PubCo,” “we,” “us” or “our”). The Resale Shares were issued in February 2025 in connection with the Business Combination (defined below) but held in escrow for the Selling Shareholders until March 2026 pursuant to certain Note Purchase Agreements dated between September 2024 and February 2025 among the Company, the Selling Shareholders and other parties named therein.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders. The Selling Shareholders or their donees, pledgees, transferees or other successors-in-interest may, from time to time, offer and resell their Shares in public transactions or in privately negotiated transactions, without limitation, at market prices prevailing at the time of resale or at negotiated prices. The timing and amount of any resale are within the sole discretion of the Selling Shareholders. See “Plan of Distribution.”

The Selling Shareholders may offer and resell their Resale Shares through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions. The Selling Shareholders will pay all underwriting discounts, brokerage fees or selling commissions, if any, applicable to the resale of the Resale Shares. We will bear all reasonable costs, expenses, and fees in connection with the registration of the Resale Shares with the U.S. Securities and Exchange Commission, and will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders. See “Use of Proceeds.”

Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the securities registered hereby. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. However, the perception in the market that certain shareholders may intend to resell up to 2,201,665 ordinary shares, could increase the volatility of, or result in a significant decline in, the public trading price of our securities.

The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “GCL.” On September 1, 2026, the closing price of our ordinary shares was $0.514.

The total number of ordinary shares issued and outstanding as of the date of this prospectus are 130,135,432 Ordinary Shares and 128,008,703 Ordinary Shares, respectively. As of the date of this prospectus, Jacky Choo See Wee, our chairman of the board of directors, is able to exercise voting rights with respect to over 50% of the voting power of our issued and outstanding shares through his beneficial ownership of 80,581,793 Ordinary Shares. We are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. For so long as we remain a controlled company under this definition, we are permitted to, and currently elect to, rely on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to GCL Operating as a Public Company—As a “controlled company” under the Nasdaq rules, GCL may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders” in our most recent annual report on Form 20-F, incorporated herein by reference.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS, IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR IN OUR REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any amendment or supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the SEC by GCL Global Holdings Ltd. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other information concerning our industry, including market size and growth of the market in which we participate, that are derived from various public sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, “Risk Factors” in our most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

In this prospectus, unless the context otherwise requires, the “GCL,” “GCL Group,” “Company” and references to “we,” “us,” or similar such references should be understood to be references to GCL Global Holdings Ltd and its subsidiaries and consolidated affiliated entities (“Group Subsidiaries,” each a “Group Subsidiary”).

In this prospectus, unless otherwise stated, references to:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“Amended and Restated Memorandum and Articles of Association” means the Company’s current amended and restated memorandum and articles of association, adopted on February 13, 2025.

“Ancillary Agreements” means certain additional agreements entered into pursuant to or in connection with the Merger Agreement.

“April 2026 Warrant” means the three-year warrant the Company issued to an institutional investor on April 28, 2026 for 1,125,000 shares at an initial exercise price of $8.00 per share, subject to full-ratchet anti-dilution adjustments and other price protections in the event of, among other things, a reverse stock split or share combination, in exchange for a portion of the then-outstanding convertible notes pursuant to a certain Exchange Agreement.

“Ban Leong” means Ban Leong Technologies Pte. Ltd. (formerly known as “Ban Leong Technologies Limited” prior to its delisting from the Singapore Stock Exchange on August 26, 2025), a Singapore company.

“Business Combination,” “Transactions,” or “Merger” means, collectively, the transactions contemplated by the Merger Agreement and the Ancillary Agreements.

“Closing” means the closing of the Transactions.

“Closing Date” means February 13, 2025.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Amendment, Waiver and Exchange Agreement between an accredited investor and the Company dated April 28, 2026.

“Merger Agreement” means the Merger Agreement, dated as of October 18, 2023 (as amended on December 1, 2023, December 15, 2023, January 31, 2024, and September 30, 2024) by and among (i) the Company, (ii) RF Acquisition Corp., a Delaware corporation (“RFAC”), (iii) Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), (iv) GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”), and, (v) for the limited purposes set forth therein, RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Ordinary Shares” means, collectively, the ordinary shares of the Company, each with par value $0.0001 per share.

“RFAC” means RF Acquisition Corp., a Delaware corporation.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Sponsor” means RF Dynamic LLC, a Delaware limited liability company.

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by the Merger Agreement or any of the Ancillary Agreements.

“U.S.” means the United States of America.

“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.

“Warrants” means warrants of the Company, each exercisable for one Ordinary Share at an exercise price of $11.50 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the benefits from the acquisition of Ban Leong;

●	the ability to successfully integrate Ban Leong into GCL Group and achieve economies of scale and operational efficiencies;

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	the ability to execute our growth strategy and diversify revenue streams;

●	the ability to expand our operations and geographic reach;

●	the ability to manage growth and maintain our corporate culture as we grow;

●	the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

●	political instability in the jurisdictions in which we operate;

●	exchange and interest rate fluctuations;

●	anticipated technology trends and developments and our ability to address those trends and developments with our offerings;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

●	changes of our capital needs and our ability to raise financing;

●	the ability to maintain the listing of our securities on Nasdaq;

●	the ability to utilize the “controlled company” exemption under the rules of Nasdaq;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our most recent annual report on Form 20-F and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus. .

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SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

GCL Global Holdings Ltd, together with the Group Subsidiaries (“GCL Group”), is an integrated games, entertainment and technology products group engaged in the marketing, distribution, publishing and development of video games and other entertainment content across Asia, Europe, the United States and Latin America. Following our acquisition of Ban Leong Technologies Limited (“Ban Leong”) in May 2025, we expanded our business into the distribution of IT hardware, computer accessories, gaming components, peripherals, data storage devices, smart technology and other consumer technology products across Singapore, Malaysia and Thailand. We sell and distribute to retailers and consumers in Asia physical and digital copies of video games through physical retailers, such as Sony PlayStation stores in Japan, and online channels in Singapore, Hong Kong, Malaysia, Japan, South Korea, Taiwan, Thailand, Indonesia, the Philippines and other Asian countries. Partnering with international video game publishers and developers, we have an established track record of selling and marketing top-tier video game franchises such as Grand Theft Auto, Red Dead Redemption, Sonic the Hedgehog, Cyberpunk 2077 and Black Myth: Wukong. Approximately 95.8%, 86.8%, and 93.3% of our total consolidated revenue for the fiscal years ended March 31, 2026, 2025, and 2024, respectively, was derived from the sale of either games on consoles such as Sony PlayStation, Microsoft Xbox, Nintendo Switch and personal computer (“PC”) to retailers, game activation keys (the so-called “game codes”) via electronic delivery to retailers or end-users through email or download and sales of IT hardware and computer accessories to retailers.

We operate an ecosystem of content and hardware in games and entertainment, enabling creators to deliver engaging experiences to gaming communities worldwide with a strategic focus on the rapidly expanding Asian gaming market. In 2022, we formed 4Divinity, dedicated to our game publishing business investing in upcoming game titles as either a publisher or a co-publisher for the global market. Approximately 3.0%, 11.3%, and 3.5% of our total consolidated revenue for the fiscal years ended March 31, 2026, 2025, and 2024, respectively, was derived from game publishing. As of the date of this prospectus, 4Divinity has either published or co-published more than 15 game titles. In May 2025, we acquired Ban Leong, a leading Singapore-based distributor of IT hardware, gaming components, and smart technology, with operations across Singapore, Malaysia, and Thailand. We also have our own production studio and advertising agency, providing media and content advertising services for small and medium-sized enterprises (the “SMEs”) and government agencies.

Mr. Jacky Choo See Wee, our Group Chairman and Chief Executive Officer of Epicsoft Asia and 4Divinity, has over 20 years of video games distribution and retail network management experience in Asia. Under Mr. Choo’s leadership, Epicsoft Asia has become a leading channel distributor for console games, and has forged multi-year deals with international video game publishers and studios such as Sega Corporation (“Sega”), Take-Two Interactive Software UK Limited (“Take-two”), CD Projekt S.A. (“CDPR”) and Warner Bros. Games to sell select game titles within certain territories in Asia. Together with Epicsoft Hong Kong, Epicsoft Malaysia and 2Game, Epicsoft Asia currently has one of the largest networks for video games distribution in Asia through resellers with more than 2,100 physical and online stores, and has sold more than 17.9 million of physical and digital copies of video games during the past three fiscal years. It has distributed in Asia four of the top ten best-selling video games of all times, three of which it is currently still selling. It is also responsible for bringing to Asia some award-winning all-time favorite video games, such as Hogwarts Legacy, Grand Theft Auto IV, Grand Theft Auto V, Red Dead Redemption II, Cyberpunk 2077, The Witcher 3: Wild Hunt,  Elden Ring: Nightreign and Black Myth: Wukong.

GCL is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations on its own, we conduct all our operations through our subsidiaries in Singapore, Hong Kong, Malaysia, China, the United Kingdom, Japan, Brazil, Thailand, Taiwan and the United Arab Emirates

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time of up to 2,201,665 Ordinary Shares issued in February 2025 in connection with the Business Combination (defined below) but held in escrow for the Selling Shareholders until March 2026 pursuant to certain Note Purchase Agreements dated between September 2024 and February 2025 among the Company, the Selling Shareholders and other parties named therein.

For so long as the effective registration statement of which this prospectus forms a part is available for use, the Selling Shareholders can sell under this prospectus an aggregate of up to 2,201,665 ordinary shares . Although the number of Resale Shares represents less than 2% of the issued and outstanding ordinary shares of the Company, the perception in the market that certain shareholders may intend to sell up to 2,201,665 ordinary shares could increase the volatility of, or result in a significant decline in, the public trading price of our ordinary shares.

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 29 Tai Seng Avenue #02-01, Natural Cool Lifestyle Hub, Singapore 534119. Our telephone number is +65 80427330. Our website is www.gclglobalholdings.com.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our Organizational Structure

The following chart illustrates the current corporate structure of GCL:

Names of entities abbreviated in chart:

Term	Company Name	Term	Company Name
2Game Digital	2Game Digital Limited	Epicsoft Hong Kong	Epicsoft (Hong Kong) Limited
2Game Brazil	2 Game Pro Ltda.	Epicsoft Malaysia	Epicsoft Malaysia Sdn. Bhd.
2Game Dubai	2Game Digital DMCC	GCL Global SG	GCL Global Pte. Ltd.
4Divinity	4Divinity Pte. Ltd.	GCL Taiwan	GCL Taiwan Co., Ltd.
4Divinity Hong Kong	4Divinity HK Ltd.	Hainan GCL	Hainan GCL Technology Co. Ltd.
4Divinity UK	4Divinity UK Ltd.	Martiangear	Martiangear Pte. Ltd.
4Divinity JP	4Divinity Japan Ltd.	Starry Jewelry	Starry Jewelry Pte. Ltd.
Digital Hub	Digital Hub Pte. Ltd.	Shenfang Shanghai	Shenfang Universe (Shanghai) Technology Co., Ltd.
Epicsoft Asia	Epicsoft Asia Pte. Ltd.	Shenfang Hangzhou	Shenfang Interactive (Hangzhou) Technology Co., Ltd.
		Titan Digital Media	Titan Digital Media Pte. Ltd.

THE OFFERING

This prospectus relates to the resale of up to 2,201,665 ordinary shares, that may be resold from time to time, by the Selling Shareholders, named in this prospectus. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus as well as those contained in our most recent annual report on Form 20-F, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Issuer	GCL Global Holdings Ltd

Resale of Ordinary Shares

The Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	Up to 2,201,665 Ordinary Shares, par value $0.0001 per share.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the securities being registered for resale by the Selling Shareholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders.

Market for Ordinary Shares	Our Ordinary Shares are listed on The Nasdaq Global Select Market under the trading symbol “GCL”.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. See “Risk Factors” and similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

RISK FACTORS

Our business and our industry are subject to significant risks. Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described below, under “Risk Factors” in our most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances.. If any of these risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected.

Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Company is currently not in compliance with certain Nasdaq continued listing requirements; and if we are unable to regain compliance with Nasdaq’s continued listing requirements, our securities will be subject to delisting.

On March 17, 2026, the Company received a notice (the “Bid Price Notice”) from Nasdaq stating that the Company’s ordinary shares failed to comply with the minimum $1.00 per share requirement for continued listing on the Nasdaq under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until September 14, 2026, to regain compliance (the “Bid Price Compliance Period”). Pursuant to the Bid Price Notice, if at any time during the Compliance Period the closing bid price of the ordinary shares is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and such matter will be closed.

If the Company fails to regain compliance with the Minimum Bid Price Rule during the Bid Price Compliance period, the Company may consider applying to transfer its securities from The Nasdaq Global Select Market to The Nasdaq Capital Market, provided that the Company meets the applicable market value of publicly held shares required for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the bid price requirement). Such transfer would provide the Company with an additional 180 calendar days, or until March 15, 2027, to regain compliance. However, there can be no assurance that the Company would be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant the Company’s request for continued listing. If we are unable to regain compliance with any of these continued listing requirements, our securities will be subject to delisting.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the issued shares of the Company;

●	the Company’s officers or directors;

●	persons that hold Warrants or other rights to acquire Ordinary Shares; or

●	holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Treatment of PubCo

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, PubCo, which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliate group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “ownership test”). The ownership test in clause (iii) above is modified with respect to potential “third-country transactions” such that the ownership test will be met if, after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (as modified, the “modified ownership test”). Because the Business Combination was a potential third-country transaction, the potential Section 7874 treatment of PubCo was determined using the modified ownership test.

For purposes of Section 7874 of the Code, the first two conditions described above were expected be met with respect to the Business Combination because PubCo acquired indirectly all of the assets of RFAC through the SPAC Merger, and PubCo, including its “expanded affiliate group,” was not expected to satisfy the substantial business activities test upon consummation of the Business Combination. As a result, whether Section 7874 applied to cause PubCo to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination potentially depended on the satisfaction of the modified ownership test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, the Section 7874 ownership percentage of the RFAC stockholders in PubCo is expected to have been less than 60%. Accordingly, PubCo is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, the calculations for determining share ownership for purposes of the ownership test under Section 7874 of the Code are complex, subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes to applicable rules and regulations under U.S. federal income tax laws, with possible retroactive effect), and subject to certain factual uncertainties. Furthermore, for purposes of determining the ownership percentage of RFAC stockholders for purposes of Section 7874, among other adjustments required to be taken into account, RFAC stockholders will be deemed to own an amount of PubCo Ordinary Shares in respect to certain redemptions by RFAC prior to the SPAC Merger. Accordingly, given the inherently factual nature of the analysis, neither RFAC nor PubCo has sought a legal opinion from counsel in respect of the potential applicability of Section 7874 to the Business Combination, and there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.

If PubCo were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to its non-U.S. investors could be subject to U.S. withholding tax.

The remainder of this discussion assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which U.S. Holders hold our securities. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the income test described above, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. We do not currently expect to be a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

DESCRIPTION OF SECURITIES

GCL Global Holdings Ltd is a Cayman Islands company incorporated with limited liability and our affairs are governed by the provisions of its Amended and Restated Memorandum and Articles of Association (the “Company Charter”), as amended and restated from time to time, and by the provisions of applicable Cayman Islands law, including the Companies Act and the common law of the Cayman Islands.

Our company registration number in the Cayman Islands is 403942. As provided in the Company Charter, subject to Cayman Islands law, we have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

The following description summarizes certain terms of our shares as set out more particularly in the of the Company Charter. Because it is only a summary, it may not contain all the information that is important to you. We urge you to read the applicable provisions of Cayman Islands law and the Company Charter carefully and in their entirety because they describe your rights as a holder of the Company’s Ordinary Shares.

Authorized Shares

The authorized shares of the Company consist of US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each.

Register of Members

Under the Companies Act, the Company’s shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company (“Continental Stock”). If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, without sufficient cause, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the Cayman Islands Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Ordinary Shares

The following summarizes the rights of holders of our Ordinary Shares:

●	each holder of Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of directors;

●	the holders of our Ordinary Shares are entitled to dividends and other distributions, as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any, and pursuant to the Company Charter, all dividends unclaimed for three years from the date the dividend became due for payment shall be forfeited and shall revert to the Company; and

●	upon our liquidation, dissolution or winding up, the holders of Ordinary Shares will be entitled to share ratably, in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

Preference Shares

The rights, preferences and privileges of Ordinary Shares are subject to, and may be adversely affected by, the rights of the holders of any other class of shares that we may designate in the future having such rights as specified by the board of directors pursuant to the resolution of directors approving the creation of such class of shares. The directors shall not require any approval of the shareholders or any class of shareholders in respect of the creation or issuance of preference shares. However, any related amendment to the Company Charter will require approval of our shareholders by way of special resolution (which requires a majority of not less than two-thirds).

Preemption

Holders of Ordinary Shares do not have any preemptive or other rights to subscribe for additional shares pursuant to the Company Charter.

Shareholders’ Meetings

The following summarizes certain relevant provisions of Cayman Islands law and the Company Charter in relation to our shareholders’ meetings:

●	the directors of the Company may convene meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable. There is no requirement for the Company to hold annual general meetings;

●	our shareholders holding not less than twenty percent (20%) in par value of the issued shares which as at that date carry the right to vote at general meetings shall have the ability to requisition a general meeting;

●	the directors convening a meeting of shareholders must give not less than ten days’ clear notice of the proposed meeting;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	no business may be transacted at a general meeting unless a quorum is present. A quorum is those shareholders present in person or by proxy or by a duly authorised representative holding shares entitled to vote on the business to be transacted which represent not less than one-third of all issued shares, unless the Company has only one shareholder in which case that shareholder alone constitutes a quorum;

●	an ordinary resolution of shareholders is passed by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled by the Company Charter;

●	a special resolution of shareholders is passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled.

The Company Charter does not permit the adoption by the shareholders of resolutions in writing. A shareholder resolution must be passed at a meeting of the shareholders.

Shareholders have no general right under the Company Charter to bring business before a general meeting of the Company, save in the case of any shareholders right to requisition a general meeting provided the minimum shareholder requirement is met.

Appointment of Directors

The directors of the Company may be appointed by an ordinary resolution of the shareholders. Alternatively, the Company board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board. The Company directors are not automatically subject to a term of office and hold office until such time as their office is vacated or where they are removed from office by an ordinary resolution of shareholders or otherwise in accordance with the Company Charter. In addition, a director will cease to be a director if, among other things the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors: (ii) dies or is found to be or becomes of unsound mind within the scope of the Company Charter: (iii) resigns his or her office by notice in writing to the Company; (iv) without special leave of absence from the Company Board, is absent from board meetings for a continuous period of 6 months and the Company directors resolve that his or her office be vacated; (v) by notice in writing signed by not less than three-fourths of all the Company directors in number; or (vi) is removed from office pursuant to any other provision of the Company Charter.

The officers of the Company are appointed by and serve at the discretion of the board of directors, and may be removed by our board of directors.

Shareholder Suits

In principle, the Company will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Warrants

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Warrant Agreement, dated as of March 23, 2022, by and between RFAC and Continental Stock Transfer & Trust Company (the “2022 Warrant Agreement”), which was filed as Exhibit 4.5 to the registration statement (333-261765).

On February 13, 2025, the Company, RFAC and Continental Stock Transfer & Trust Company entered into the Assignment, Assumption and Amendment Agreement (the “Amended Warrant Agreement”), pursuant to which, among other things, effective as of the Effective Time, the Company assumed the obligations of RFAC under the 2022 Warrant Agreement. Pursuant to the Business Combination Agreement and the Amended Warrant Agreement, each issued and outstanding warrant of RFAC sold to the public and to the Sponsor and EarlyBirdCapital in a private placement in connection with RFAC’s initial public offering was exchanged for a corresponding warrant exercisable for the Company’s Ordinary Shares.

The Warrants have the same terms as the RFAC Warrants. Each whole Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination; provided that we have an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue any Ordinary Share upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Ordinary Share underlying such Unit.

We registered the Ordinary Shares issuable upon exercise of the Warrants on a Registration Statement on Form S-1 (File No. 333-261765) because the Warrants will become exercisable 30 days after the completion of its Business Combination, which may be within one year of our Initial Public Offering. However, because the Warrants will be exercisable until their expiration date of up to five years after the completion of our Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our Business Combination, under the terms of the warrant agreement, we filed a registration statement Form F-1 (333-286361) on April 3, 2025 for the ordinary shares issuable upon exercise of the these Warrants, which was declared effective by the SEC on April 7, 2025. On May 13, 2026, we filed a post-effective amendment to this registration statement which was declared effective on May 18, 2026. We will use our best efforts to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Ordinary Shares are at the time of any exercise of a Warrant no longer listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption

Once the Warrants become exercisable, we may call the Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our Business Combination as described elsewhere in this Annual Report) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the Warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our Business Combination as described elsewhere in this Annual Report) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

Redemption procedures

If we call the Warrants for redemption as described above, our Management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our Management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our Warrants. If our Management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” of our Ordinary Shares (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our Management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our Business Combination. If we call our Warrants for redemption and our Management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis.

A holder of a Warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a share capitalization payable in Ordinary Shares, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A Rights offering to holders of common stock entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such Rights offering (or issuable under any other equity securities sold in such Rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) the quotient of (x) the price per Ordinary Share paid in such Rights offering and (y) the fair market value. For these purposes (i) if the Rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such Rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the five trading day period ending on the trading day prior to the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such Rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Ordinary Shares in connection with a proposed Business Combination, or (d) in connection with the redemption of our public shares upon our failure to complete our Business Combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in the outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our Business Combination at an issue price or effective issue price of less than $9.20 per Ordinary Share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by our Sponsor, initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our Business Combination on the date of the consummation of our Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Ordinary Shares during the 20 trading day period starting on the trading day after the day on which we consummate our Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 118% of the higher of the Market Value and the Newly Issued Price.

The Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this Annual Report is a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the Ordinary Shares issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of our Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the units in RFAC’s Initial Public Offering, including as to exercise price, exercisability and exercise period.

If holders of Warrants (and Private Placement-equivalent Warrants) elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) of the Ordinary Shares over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the Ordinary Shares issuable upon exercise of the Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. In addition, holders of our Private Placement Warrants are entitled to certain registration rights.

On April 3, 2025, we registered the Ordinary Shares issuable upon exercise of the these Warrants on a Registration Statement on Form F-1 (File No. 333-286361) which was declared effective by the SEC on April 7, 2025. On May 13, 2026, we filed a post-effective amendment to this registration statement which was declared effective on May 18, 2026.

April 2026 Warrant

Pursuant to an Amendment, Waiver and Exchange Agreement (the “Exchange Agreement”) between the Company and ATW Partners (the “Holder”), dated April 28, 2026 (the “Exchange Date”), the Company issued to the Investor a warrant to purchase 1,125,000 ordinary shares at an initial exercise price of $8.00 per share (the “April 2026 Warrant”). The April 2026 Warrant has a three-year term and is exercisable, in whole or in part, at the option of the Holder. The exercise price of the April 2026 Warrant is subject to full-ratchet anti-dilution adjustments and other price protections. If the Company issues or sells or enters into any agreement to issue or sell, “Variable Price Securities” (defined in the April 2026 Warrant) after the Exchange Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Ordinary Shares, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant.

If at any time and from time to time on or after the Exchange Date there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect, then on the sixteenth (16th) Trading Day immediately following such Share Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day shall be reduced (but in no event increased) to the Event Market Price.

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and resell any or all of the Resale Shares set forth below pursuant to this prospectus. Our registration of these Ordinary Shares does not necessarily mean that the Selling Shareholders will sell all or any of such shares. Except for the ownership of the Company’s ordinary shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below sets forth to our knowledge, certain information provided by or on behalf of the Selling Shareholders on or about September 2, 2026, concerning Resale Shares that may be offered from time to time by the Selling Shareholders with this prospectus. In the table below, the percentage of shares beneficially owned is calculated based on 128,007,703 Ordinary Shares outstanding as of September 2, 2026. Beneficial ownership is determined in accordance with applicable rules and regulations of the SEC.

	Ordinary Shares held before the Offering		Ordinary Shares held after the Offering
Name of selling shareholders	Shares	Ordinary Shares to be Sold Pursuant to this Prospectus	Shares	% of Ordinary Shares (1)
Kouichi Ito (2)	144,444	33,333	111,111	*
MBK Co., Ltd (3)	57,777	13,333	44,444	*
Naruhito Matsumuro (4)	57,777	13,333	44,444	*
Hanroku Capital Co Ltd (5)	86,667	20,000	66,667	*
Japan Investment Inc. (6)	577,779	133,334	444,445	*
Satoshi Sakurai (7)	288,889	66,667	222,222	*
Kunihiro Mita (8)	86,667	20,000	66,667	*
Mita Global Advisory Pte. Ltd. (9)	144,444	33,333	111,111	*
Chen Junyao (10)	292,500	67,500	225,000	*
Goh Choo Kian & Teo Poh Choo (11)	866,666	200,000	666,666	*
Joshua Guok Chin Tien (12)	1,444,444	333,333	1,111,111	*
Guok Foundation Ltd. (13)	1,444,444	333,333	1,111,111	*
Chin Kim Lung (14)	292,500	67,500	225,000	*
Lyndon Leow Zhan Wei (15)	2,888,888	666,666	2,222,222	1.7%
DH International Strategies Fund VCC (16)	866,666	200,000	666,666	*
Total shares held	9,540,552	2,201,665	7,338,887	5.7%

*	Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1)	Assumes the sale of all of the Resale Shares offered by the selling shareholder pursuant to this prospectus.

(2)	The address of Kouichi Ito is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(3)	The address of MBK Co., Ltd is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(4)	The address of Naruhito Matsumuro is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(5)	The address of Hanroku Capital Co Ltd is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(6)	The address of Japan Investment Inc. is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(7)	The address of Satoshi Sakurai is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(8)	The address of Kunihiro Mita is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(9)	The address of Mita Global Advisory Pte. Ltd. Is c/o Mita Securities Company Limited, 3-11, Kabutocho, Nihonbashi Chuo-ku, Tokyo, Japan.

(10)	The address of Mr. Junyao Chen is 8 Suffolk Walk Viva Condominium #19-09 Singapore 307465.

(11)	The address of Go Choo Kian and Teo Pho Choo is 2a Bukit Sedap Road, Singapore, 279930.

(12)	The address of Mr. Joshua Guok Chin Tien is 4 Jalan Tenang, Singapore 277938.

(13)	Guok Foundation Ltd is a limited liability corporation incorporated under law of Singapore and wholly owned by Mr. Joshua Guok. Mr. Joshua Guok has sole voting and dispositive power over the ordinary shares described herein. The address of Guok Foundation Ltd. Guok Foundation Ltd is 8 Burn Road #04-04, Trivex, Singapore 369977.

(14)	The address of Lyndon Leow Zhan Wei is 5 Toh Crescent, Singapore 507918.

(15)	The address of Mr. Chin Kim Lung is 79 Cardiff Grove S558945.

(16)	DH International Strategies Fund VCC is a corporation incorporated under law of Singapore and wholly owned by Mr. Hao Bo. Mr. Hao Bo has sole voting and dispositive power over the ordinary shares described herein. The address of DH International Strategies Fund VCC is 2 Shenton Way #17-02 SGX Centre 1, Singapore, 068804.

PLAN OF DISTRIBUTION

We are registering the Ordinary Shares held by the Selling Shareholders to permit the resale of these Ordinary Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell ordinary shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the Ordinary Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholders will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the ordinary shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES RELATING TO THIS OFFERING

We estimate the following expenses in connection with the offer and resale of the Ordinary Shares by the Selling Shareholder. With the exception of the SEC registration fee, all amounts are estimates.

Expenses	Amount
SEC registration fee	$180.97
Legal fees and expenses	*
Accountants’ fees and expenses	*
Transfer agent fees and expenses	*
Printing expenses and miscellaneous costs	*
Total	$180.97

Note:

*	These fees cannot be defined at this time.

We have agreed to pay all expenses of registration incurred in connection with the resale of Ordinary Shares under this prospectus, except for any underwriting discounts, if any, selling commissions and stock transfer taxes applicable to the sale of Ordinary Shares by the Selling Shareholder, all of which are to be paid by the Selling Shareholder.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for the Company by Loeb & Loeb LLP. Certain Cayman Islands legal matters will be passed upon for the Company by Carey Olsen Singapore LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended March 31, 2026, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of GCL Global Holdings Ltd as of March 31, 2025 and 2024, as incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.gclglobalholdings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s operations are conducted outside the United States, and a majority of our Company’s assets are located outside the United States. A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Company has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Carey Olsen Singapore LLP, our Company’s counsel as to Cayman Islands law, have advised our Company that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

In general, the judgment creditor is responsible for enforcing the order or judgment in all civil claims under Singapore law, and the Singapore Courts will not be responsible for the commencement of enforcement proceedings. A judgment creditor may enforce an order or judgment through writ of possession, writ of seizure and sale, writ of delivery and garnishee proceedings. If a party subject to a judgment does not comply with a court order, the Singapore court may commence committal proceedings, through which the court can determine penalties against such party. Where a foreign judgment is obtained in a court of law outside of Singapore, the party seeking enforcement may have to register the foreign judgment with the High Court of Singapore before it can be enforced in Singapore.

With respect to the registration of a foreign judgment, it is noted that Singapore does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with United States. Further, it is unclear if extradition treaties currently in effect between the United States and Singapore would permit enforcement of criminal penalties of U.S. federal securities laws. In this case, the judgment creditor may be required to commence an action for the recovery of judgment debt in the Singapore courts under common laws to recognize and enforce the judgment.

As a general matter, the interpretation and enforcement of laws and regulations in Singapore involve a certain degree of uncertainty. As local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that our Company and its subsidiaries may enjoy in the locations that they operate in. Moreover, the local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our Company and its subsidiaries’ judgment on the relevance of legal requirements and their ability to enforce contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to exact payments or benefits from our Company and its subsidiaries.

INFORMATION INCORPORATED BY REFERENCE

 This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents:

●	Annual Report on Form 20-F for the fiscal year ended March 31, 2026;

●	The description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February 13, 2025, including any amendments or reports filed for the purpose of updating the description;

●	The Form 6-K furnished to the SEC on August 28, 2026;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Group Chief Financial Officer

GCL Global Holdings Ltd

29 Tai Seng Avenue #02-01

Natural Cool Lifestyle Hub

Singapore 534119

Tel: +65 80427330

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Amended and Restated Memorandum and Articles of Association provide for indemnification and advancement of expenses for its current and former directors and officers to the fullest extent permitted under the laws of the Cayman Islands, in the absence of actual fraud or willful default. The Company has entered into indemnification agreements with each director and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Section 10(a)(4) of the Securities Act of 1933 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment needs not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1	Amended and Restated Memorandum and Articles of Association of GCL Global Holdings Ltd (incorporated by reference to Exhibit 1.1 of the Company’s Shell Company Report on Form 20-F, filed with the SEC on February 26, 2025).
5.1*	Opinion of Carey Olsen Singapore LLP as to validity of Ordinary Shares
10.1	Form of Convertible Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by RF Acquisition Corp. on October 18, 2024)
10.1.1	Form of Amendment to Convertible Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by RF Acquisition Corp. on February 5, 2025)
23.1*	Consent from Marcum Asia CPAs LLP
23.2*	Consent from Ernst & Young LLP
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, September 2, 2026.

GCL Global Holdings Ltd

By:	/s/ Sebastian Toke
Name:	Sebastian Toke
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sebastian Toke, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sebastian Toke	Group Chief Executive Officer and Director	September 2, 2026
Sebastian Toke	(Principal Executive Officer)

/s/ Kenny Lin	Group Chief Financial Officer	September 2, 2026
Kenny Lin	(Principal Accounting and Financial Officer)

/s/ Choo See Wee	Group Chairman	September 2, 2026
Choo See Wee

/s/ Choo See Ling	Chief Operating Officer and Director	September 2, 2026
Choo See Ling

/s/ Tse Meng Ng	Independent Director	September 2, 2026
Tse Meng Ng

/s/ Joshua Kewei Cui	Independent Director	September 2, 2026
Joshua Kewei Cui

/s/ Wilson W. Wang	Independent Director	September 2, 2026
Wilson W. Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of GCL Global Holdings Ltd, has signed this registration statement in the City of New York, New York, on September 2, 2026.

COGENCY GLOBAL INC. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.